Registration No. 333-_____________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
            __________________________________________________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                      _______________________________
                      RIGHTCHOICE MANAGED CARE, INC.
          (Exact Name of Registrant as Specified in Its Charter)


       Delaware                              43-0303080
   (State of Other                        (I.R.S. Employer
     Jurisdiction                        Identification No.)
 of Incorporation or
     Organization)

   1831 Chestnut Street, St. Louis, Missouri         63103
   (Address of Principal Executive Offices)       (Zip Code)



         Rightchoice Managed Care, Inc. 2001 Stock Incentive Plan
                         (Full Title of the Plan)


                           Angela F. Braly, Esq.
          Executive Vice President, General Counsel and Corporate
                                 Secretary
                      RightCHOICE Managed Care, Inc.
                           1831 Chestnut Street
                        St. Louis, Missouri  63103
                  (Name and Address of Agent for Service)

                                (314) 923-4444
       (Telephone Number, Including Area Code, of Agent for Service)

                      CALCULATION OF REGISTRATION FEE

Title of Each Class of  Amount to    Proposed     Proposed     Amount of
      Securities           be         Maximum      Maximum    Registration
  To be Registered(1)  Registered    Offering     Aggregate      Fee(1)
                                     Price Per    Offering
                                      Unit(1)     Price(1)
Common Stock, par value
$0.01 per share          1,000,000     $38.31     $38,310,000     $9,578


     (1) The amount set forth herein is estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)(1). Pursuant to Rule 457(c), the amount set forth herein represents the average of the high and low price of the Registrant's common stock as of June 6, 2001.

  PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     RightCHOICE Managed Care, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

     (a) the Registrant's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission (the "SEC") on March
          28, 2001;

     (b) the Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 2001, as filed with the SEC on May 15, 2001; and

     (c)  the   description  of  the  Registrant's  common  stock
          contained in its Registration Statement on Form 8-A, as filed with the SEC on May 24, 2000.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     This item is inapplicable as the securities to be offered are registered under Section 12 of the Securities Exchange Act of 1934.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the shares of common stock to be registered hereby have been passed upon for the Registrant by Lewis, Rice & Fingersh, L.C., St. Louis, Missouri 63102. Individual attorneys of Lewis, Rice & Fingersh, L.C. beneficially own an aggregate of 3,000 shares of common stock of the Registrant.

Item 6.  Indemnification of Directors And Officers.

     The certificate of incorporation and bylaws of the Registrant provide for directors and officers of the Registrant who are or were parties to any threatened, pending or completed civil, criminal, administrative or investigative action to be indemnified against expenses, judgements, fines and amounts paid in settlement to the fullest extent permitted by Delaware law. Pursuant to Delaware law, a director or officer will be indemnified against liability, provided he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company. Furthermore, a director or officer will be indemnified against criminal action expenses and fines, provided he or she had no reasonable cause to believe his or her conduct was unlawful. However, a director or officer who is involved in litigation initiated by or in the right of the company who is adjudged to be liable to the company will not be entitled to indemnification, unless (i) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and
(ii) the court in which the finding of liability was rendered determines that despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification.

     The Registrant's bylaws also authorize it to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the Registrant cannot indemnify its directors and officers. The Registrant currently has in effect a directors' and officers' liability insurance policy. The bylaws also provide for the Registrant to indemnify persons other than its officers and directors to the fullest extent permitted by Delaware law, however, any such indemnification is at the Registrant's absolute discretion. In addition, the Registrant may advance funds to a director or officer prior to a final disposition of the matter, provided the director or officer agrees to repay any such advancements if it is determined that the director or officer is not entitled to indemnification by the Registrant.

     In addition to the provision for indemnification discussed above, the Registrant's certificate of incorporation contains a provision that eliminates the personal liability of a director of the Registrant and its stockholders for monetary damages resulting from a breach of his or her fiduciary duty. However, a director is not relieved from liability for (i) any breach of the duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of the Registrant's common stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     Under the terms of an Indemnification Agreement between the Registrant and The Missouri Foundation For Health, The Missouri
Foundation For Health will indemnify all directors and officers of the Registrant from any income tax liabilities which may arise in or for any claims arising out of the reorganization of RightCHOICE Managed Care Inc., a Missouri corporation, or the events that gave rise to the litigation between Blue Cross and Blue Shield of Missouri and the State of Missouri.

Item 7.  Exemption from Registration Claimed.

     Not applicable.


Item 8.  Exhibits.

     The following exhibits are submitted herewith.

Exhibit      Exhibit
Number
5            Opinion of Lewis, Rice & Fingersh, L.C.

10.1         RightCHOICE   Managed   Care,   Inc.   2001   Stock
             Incentive Plan.

23.1 Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

23.2         Consent of PricewaterhouseCoopers LLP.

24           Powers of Attorney.


Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To  include  any  prospectus  required   by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided,   however,  that  paragraphs  (a)(1)(i)   and
     (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     The   Registrant.   Pursuant  to  the  requirements  of  the
Securities  Act  of 1933, the Registrant certifies  that  it  has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on June 13, 2001.

                                   RightCHOICE Managed Care, Inc.
                                   (Registrant)

                               By:  /s/  John A. O'Rourke
                                    John A. O'Rourke
                                    Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 13, 2001 by the following persons in the capacities indicated.

Name                          Title

*                               Chairman and Chief Executive Officer
John A. O'Rourke                (principal executive officer)

*                               Director, President, Chief
Sandra A. Van Trease            Financial Officer and
                                Chief Operating Officer (principal
                                financial officer)

/s/ Stuart K. Campbell          Senior Vice President, Finance
Stuart K. Campbell              (principal accounting officer)

*                               Director
William H.T. Bush

*                               Director
Earle H. Harbison, Jr.

*                               Director
Robert J. Kelley

                                Director
Roger B. Porter, Ph.D.

*                               Director
William J. Schicker

*                               Director
Gloria W. White


*  By:  /s/  Angela F. Braly
     Attorney-in-Fact



                               INDEX TO EXHIBITS

Reg. S-K                           Exhibit
Item 601
Exhibit No.
5            Opinion of Lewis, Rice & Fingersh, L.C.

10           RightCHOICE   Managed   Care,   Inc.   2001   Stock
             Incentive Plan.

23.1 Consent of Lewis, Rice & Fingersh, L.C. (included in Exhibit 5).

23.2         Consent of PricewaterhouseCoopers LLP.

24           Powers of Attorney.